UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 19, 2008

Financial Institutions, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	0-26481	16-0816610
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

220 Liberty Street, Warsaw, New York		14569
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-786-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 23, 2008, as part of the Capital Purchase Program (the "CPP") of the United States Department of the Treasury (the "UST"), Financial Institutions, Inc. (the "Company") entered into a Letter Agreement, incorporating an attached Securities Purchase Agreement – Standard Terms (collectively, the "Securities Purchase Agreement") with the UST.

Under the Securities Purchase Agreement, the Company agreed to sell 7,503 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the "Senior Preferred Stock"), having a liquidation preference of $5,000 per share, for a total price of $37,515,000. The Senior Preferred Stock will pay cumulative dividends at the rate of 5% per year for the first five years and 9% per year thereafter. The shares are callable by the Company at par after three years if the repurchase is made with proceeds of a new offering or placement of common equity or of certain preferred stock treated as Tier 1 capital under applicable Federal banking regulations. The Senior Preferred Stock will be non-voting except for class voting rights on matters that would adversely affect the rights of the holders of the Senior Preferred Stock. The Securities Purchase Agreement is attached thereto is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

In conjunction with the purchase of the Company’s Senior Preferred Stock, the UST received a warrant (the "Warrant") to purchase 378,175 shares of the Company’s common stock at $14.88 per share, which would represent an aggregate common stock investment in the Company on exercise of the Warrant in full equal to 15 percent of the Senior Preferred Stock investment. The Warrant expires ten years from the issuance date. The per share exercise price and the number of shares issuable on exercise of the Warrant is subject to adjustment pursuant to customary anti-dilution provisions in certain events, such as stock splits, certain distributions of securities or other assets to holders of the Company’s common stock, and upon certain issuances of the Company’s common stock at or below specified prices relative to the initial per share exercise price of the Warrant. The number of shares issuable on exercise of the Warrant is also subject to reduction in certain limited events.

Both the Senior Preferred Stock and Warrant will be accounted for as components of Tier 1 capital.

The Senior Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. The Company has agreed to register the Senior Preferred Stock, the Warrant and the shares of the Company’s common stock underlying the Warrant, as soon as practicable after the date of the issuance of the Senior Preferred Stock and the Warrant.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under "Item 1.01. Entry into a Material Definitive Agreement" is incorporated by reference into this Item 3.02.

Item 3.03 Material Modifications to Rights of Security Holders.

Prior to December 23, 2011, unless the Company has redeemed the Senior Preferred Stock or the UST has transferred the Senior Preferred Stock to a third party, the consent of the UST will be required for the Company to (1) declare or pay any dividend or make any distribution on its common stock (other than regular quarterly cash dividends of not more than $0.01 per share of common stock) or (2) redeem, purchase or acquire any shares of its common stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Securities Purchase Agreement.

In addition, under the Certificate of Amendment described in Item 5.03, the Company’s ability to declare or pay dividends or repurchase its common stock or other equity or capital securities will be subject to restrictions in the event that it fails to declare and pay (or set aside for payment) full dividends on the Senior Preferred Stock.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Purchase Agreement, the closing was subject to each of the Company’s Senior Executive Officers, as defined in subsection 111(b)(3) of the Emergency Economic Stabilization Act of 2008 (the "EESA") and regulations issued thereunder, delivering to Treasury a written waiver voluntarily waiving any claim against Treasury or the Company for any changes to such Senior Executive Officer’s compensation or benefits that are required to comply with the regulation issued by Treasury under the Troubled Assets Relief Program ("TARP") Capital Purchase Program as published in the Federal Register on October 20, 2008 and acknowledging that the regulation may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so-called "golden parachute" agreements) (collectively, "Benefit Plans") as they relate to the period Treasury holds any equity or debt securities of the Company acquired through the TARP Capital Purchase Program. The waivers were effective December 23, 2008, and are attached as Exhibit 10.2 hereto and are incorporated herein by reference.

The closing also was subject to the Company effecting changes to its Benefit Plans with respect to its Senior Executive Officers as may be necessary, during the period that Treasury owns any debt or equity securities of the Company acquired pursuant to the Purchase Agreement, to comply with Section 111(b) of the EESA as implemented by any guidance or regulation under the EESA that has been issued and is in effect as of the closing date. The Purchase Agreement required the written consent of those Senior Executive Officers to the extent necessary for the changes to be legally enforceable. The amendments effecting such changes and related consent, each effective December 23, 2008, are attached as Exhibit 10.3 hereto and are incorporated herein by reference.

In the Purchase Agreement, the Company agreed that, until such time as Treasury ceases to own any debt or equity securities of the Company acquired pursuant to the Purchase Agreement, the Company will take all necessary action to ensure that its Benefit Plans with respect to its Senior Executive Officers comply with Section 111(b) of the EESA as implemented by any guidance or regulation under the EESA that has been issued and is in effect as of the closing date, and has agreed to not adopt any Benefit Plans with respect to, or which cover, its Senior Executive Officers that do not comply with the EESA.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 19, 2008 the Company filed a Certificate of Amendment with the New York Secretary of State for the purpose of amending its Certificate of Incorporation to establish the designation, rights, preferences, limitations and privileges of the Senior Preferred Stock. A copy of the Certificate of Amendment is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

On December 23, 2008 the Company filed a Certificate of Amendment with the New York Secretary of State for the purpose of amending its Certificate of Incorporation to update the designation, rights, preferences, limitations and privileges of the Company’s Series A 3% Preferred Stock. A copy of the Certificate of Amendment is attached as Exhibit 3.2 hereto and is incorporated herein by reference.

Item 8.01 Other Events.

On December 24, 2008, the Company issued a press release announcing the consummation of the transactions described above under "Item 1.01. Entry into a Material Definitive Agreement." A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1 Certificate of Amendment to the Certificate of Incorporation relating to the Series A Preferred Stock

3.2 Certificate of Amendment to the Certificate of Incorporation relating to the Series A 3% Preferred Stock

4.1 Form of Series A Preferred Stock Certificate

4.2 Warrant to Purchase Common Stock

10.1 Letter Agreement, dated December 23, 2008, between the Company and the United States Treasury, which includes the Securities Purchase Agreement—Standard Terms attached thereto, with respect to the Series A Preferred Stock and the Warrant

10.2 Waiver of Senior Executive Officers dated December 23, 2008

10.3 Amendment to Benefit Plans and Related Consent of Senior Executive Officers

99.1 Press release dated December 24, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Financial Institutions, Inc.

December 24, 2008	By:	Ronald A. Miller

Name: Ronald A. Miller
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

3.1	Certificate of Amendment to the Certificate of Incorporation relating to the Series A Preferred Stock
3.2	Certificate of Amendment to the Certificate of Incorporation relating to the Series A 3% Preferred Stock
4.1	Form of Series A Preferred Stock Certificate
4.2	Warrant to Purchase Common Stock
10.1	Letter Agreement, dated December 23, 2008, between the Company and the United States Treasury, which includes the Securities Purchase Agreement—Standard Terms attached thereto, with respect to the Series A Preferred Stock and the Warrant
10.2	Waiver of Senior Executive Officers dated December 23, 2008
10.3	Amendment to Benefit Plans and Related Consent of Senior Executive Officers
99.1	Press release dated December 24, 2008